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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 10, 2002 relating to the consolidated financial statements of Toyota Motor Credit Corporation, which appear in Toyota Motor Credit Corporation's Annual Report on Form 10-K for the year ended March 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Los Angeles, California
March 7, 2003